Exhibit (a)(2)

DECLARATION OF TRUST

OF

CVC-PSEC PRIVATE SECONDARIES FUND

This DECLARATION OF TRUST, dated as of July 17, 2026, is made by the individual trustee identified on the signature page hereto (the “Trustee”). The Trustee hereby agrees as follows:

1.
The trust (the “Trust”) shall be known as “CVC-PSEC Private Secondaries Fund” in which name the Trustee may conduct the business of the Trust, make and execute contracts on behalf of the Trust, and sue and be sued on behalf of the Trust.
2.
The Trustee hereby declares that he will cause the Trust to hold the trust estate in accordance with the terms of this Declaration of Trust. It is the intention of the parties hereto that the Trust constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq. (the “Statutory Trust Act”) and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware pursuant to the Statutory Trust Act. The purpose of the Trust is to become a registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and engage in such other activities as are necessary, convenient or incidental thereto. Terms used in this Declaration of Trust include, as appropriate, all genders and the plural as well as the singular.
3.
The Trustee intends to enter into an amended and restated Declaration of Trust, satisfactory to each party thereto, to provide for the contemplated operation of the Trust (including the establishment of a Board of Trustees). Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation (fiduciary or otherwise) hereunder or with respect to the trust estate, except as specifically set forth herein or required by law.
4.
The Trustee (and any additional trustees of the Trust designated under Section 6 hereof) shall be entitled to appoint officers of the Trust with such titles and duties as the Trustee (or any of the trustees then in office) shall designate, each such officer to serve (a) until his or her successor shall have been elected and shall have qualified, (b) until his or her death or (c) until he or she shall have resigned or have been removed by the Trustee (or by a majority of the trustees then in office if there is more than one trustee), which removal may be with or without cause.
5.
The Trustee and the officers of the Trust, if any, are hereby authorized: (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form N-2, including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration of the securities of the Trust under the Securities Act of 1933, as amended (the “1933 Act”) and the 1940 Act, (b) subscription documents, including any amendments to such subscription documents, relating to the initial public offering of the securities of the Trust, (c) the Notification of Registration on Form N-8A and (d) any additional filing, including any filings under Rules 424(b) and 462(b) of the 1933 Act, request, report or application or amendment thereto with the Commission that may be required from time to time under the 1940 Act, the 1933 Act or the

Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (ii) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the securities of the Trust under the securities or “blue sky” laws of such jurisdictions as the Trustee and officers, if any, may deem necessary or desirable; (iii) to negotiate the terms of, and execute on behalf of the Trust, such distribution agreements, investment advisory agreements and other contracts among the Trust and any other persons relating to the issuance of the securities of the Trust, satisfactory to each such party; and (iv) to make any and all necessary filings and to take any and all actions, including, without limitation, the execution and delivery of any and all documents, amendments, certificates or other instruments, including with respect to any exemptive relief sought by the Trust from the Commission, that any of them, together with and upon the advice of counsel, shall deem necessary or advisable to conduct the business of the Trust, such determination to be conclusively evidenced by the taking of such actions and steps and the execution and delivery of such documents, amendments, certificates or other instruments.
6.
The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees or resolutions adopted by a majority of the Trustees, which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1). Subject to the foregoing, the Trustees, acting by majority vote, are entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days prior notice to the other Trustees.
7.
(a) The Trustees and the officers of the Trust, if any, (the “Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustees or any holder of the Trust’s securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Indemnified Persons in good faith on behalf of the Trust and in a manner the Indemnified Persons reasonably believed to be within the scope of authority conferred on the Indemnified Persons by this Declaration of Trust or by law, except that the Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Indemnified Person’s willful misfeasance, gross negligence or bad faith with respect to such acts or omissions, or such Indemnified Person’s reckless disregard of the duties involved in the conduct of his or her office.

(b) The Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate.

8.
The Trust shall, to the fullest extent permitted by applicable law,
(a)
indemnify and hold harmless each Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Indemnified Persons reasonably believed to be within the scope of authority conferred on the Indemnified Persons by this Declaration of Trust, except that no Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Indemnified Persons by reason of willful misfeasance, gross negligence or bad faith with respect to such acts or omissions, or such Indemnified Person’s reckless disregard of the duties involved in the conduct of his or her office; and
(b)
advance expenses (including legal fees) incurred by a Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Indemnified Persons to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.
9.
The provisions of Section 8 shall survive the resignation or removal of the Indemnified Persons.
10.
This Declaration of Trust may be amended in any respect by a written instrument signed by the Trustee (or by a majority of the trustees then in office if there is more than one trustee).
11.
The Trust may dissolve, wind-up and terminate without issuing any securities at the election of the Trustee (or by a majority of the trustees then in office if there is more than one trustee).
12.
This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws; provided, however, that there shall not be applicable to the Trust, the Trustee or this Agreement, any provisions of the laws (statutory or common) of the State of Delaware, other than the Statutory Trust Act, pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (a) the filing with any court or governmental body or agency of trustee accounts or schedule of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, representatives, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents, or employees of a trust, (e) the allocation of receipts and expenditures to income and principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees. Sections 3540, 3542 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Declaration of Trust to be duly executed as of the day and year first above written.

/s/ Joel Grossmark
Name: Joel Grossmark